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                                                                    EXHIBIT 99.1

                                Littelfuse, Inc.

    Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
                             18 U.S.C. Section 1350


Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Littelfuse, Inc. (the Company), does hereby certify that:

The Annual Report for the Littelfuse, Inc. 401 (k) Savings Plan on Form 11-K for the period ended December 31, 2002, fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, and the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.


/s/ Howard B. Witt                          /s/ Philip Franklin
---------------------------------           -----------------------------------
Chairman, President and Chief               Vice President, Treasurer and Chief
Executive Officer                           Financial Officer

June 26, 2003















    A signed original of this written statement required by Section 906 has been provided to Littelfuse, Inc. and will be retained by Littelfuse and furnished to the Securities and Exchange commission or its staff upon request.